            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm in the Registration Statement on Form N-1A of the Holland Balanced Fund, a series of shares of Holland Series Fund, Inc., and to the use of our report dated November 23, 2009 on the Fund's financial statements and financial highlights. Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                                        -s- BBD, LLP
                                       -----------------
                                         BBD, LLP

PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2010